UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2024

Cohen & Steers, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-32236	14-1904657
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas New York, NY 10036
(Address of principal executive offices and Zip Code)

(212) 832-3232

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CNS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 22, 2024, Cohen & Steers, Inc. (the “Company”) entered into an ATM Equity Offering Sales Agreement (the “Sales Agreement”) with BofA Securities, Inc. (“BofA Securities”), pursuant to which the Company may offer and sell, from time to time, shares of its common stock, par value $0.01 per share (the “Shares”) having an aggregate offering price of up to $100,000,000 through BofA Securities, acting as its agent, or directly to BofA Securities, acting as principal.

The offer and sale of the Shares will be made pursuant to a shelf registration statement on Form S-3, which the Company filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 10, 2021 and was automatically effective, and a related prospectus supplement, which the Company filed with the SEC on April 22, 2024.

The Company is not obligated to sell any Shares pursuant to the Sales Agreement. Subject to the terms and conditions of the Sales Agreement, BofA Securities agreed to use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell Shares from time to time in accordance with the Company’s instructions, including any price, time or size limits or other customary parameters or conditions the Company may impose.

Under the Sales Agreement, BofA Securities may sell Shares by any method permitted by law and deemed to be an “at-the-market offering” as defined in Rule 415 of the Securities Act of 1933, as amended, and the rules and regulations thereunder, including by ordinary brokers’ transactions through the facilities of The New York Stock Exchange (“NYSE”) or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, in block transactions or as otherwise permitted by law. Subject to the terms and conditions of the Sales Agreement, the Company may also from time to time sell Shares to BofA Securities as principal pursuant to a form of Terms Agreement attached as an exhibit to the Sales Agreement.

The Company currently intends to use the net proceeds, if any, from the sale of Shares pursuant to the Sales Agreement, after deducting commissions and offering expenses payable by it, for general corporate purposes, including seeding track record strategies and investment vehicles.

The Sales Agreement may be terminated for any reason, at any time, by either the Company or BofA Securities upon written notice to the other party.

The Company has agreed to pay BofA Securities a commission equal to 1.5% of the gross proceeds from the sales of Shares pursuant to the Sales Agreement and has agreed to provide BofA Securities with customary indemnification and contribution rights. The Company will also reimburse BofA Securities for certain specified expenses in connection with entering into the Sales Agreement. The Sales Agreement contains customary representations and warranties and conditions to the placements of the Shares pursuant thereto.

The foregoing summary of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 1.1 hereto and incorporated herein by reference. The Sales Agreement contains representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of the Sales Agreement and in the context of the specific relationship between the parties. The provisions of the Sales Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to the Sales Agreement and are not intended as a document for investors and the public to obtain factual information about the Company’s current state of affairs. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the SEC.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy Shares, nor shall there be any sale of the Shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	ATM Equity Offering Sales Agreement, dated April 22, 2024, between the Company and BofA Securities, Inc.

5.1	Opinion of Simpson Thacher & Bartlett LLP

23.1	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cohen & Steers, Inc.

Date: April 22, 2024	By:	/s/ Francis C. Poli
Francis C. Poli
Executive Vice President, General Counsel and Secretary